Exhibit 10.43

PROMISSORY NOTE

$100,000.00	Orange County, California
May 27, 2009

FOR VALUE RECEIVED, the undersigned, Location Based Technologies, Inc., a Nevada corporation  (referred to herein as the “Borrower”), hereby unconditionally promises to pay to the order of Netgain Financial, Inc., its endorsees, successors and assigns (the “Holder”), in lawful money of the United States, the principal sum of One Hundred Thousand Dollars ($100,000).

1.           Terms of Repayment.  Principal of and interest on this Note shall be due six months from date of issuance or upon a minimum of Five Million Dollars ($5,000,000) net to the company is raised.

a.           Upon the execution and delivery of this Note, the Holder shall disburse to the Borrower the sum of $100,000, which is the principal amount. All remaining amounts outstanding under this Note shall mature and become due and payable in full on November 27, 2009 (the "Maturity Date"), subject to any prior payment required by this Note, including, without limitation.

b.           The Lender shall receive 25,000 shares of the Company's restricted common stock.  The Holder shall receive the stock certificate within ten (10) business days of signing.

2.           Interest Rate.  This Note shall accrue interest on the principal for a period of six (6) months from the date of this Note at a rate of twelve percent (12%) per annum (the “Interest Rate”).  Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed. All payments hereunder are to be applied first to the payment of accrued interest, and the remaining balance to the payment of principal.

3.           Conversion.  At the option of the Company and upon approval from the Holder, the principal and accrued interest may be converted into shares of the Company’s restricted common stock.  The conversion rate is determined as the average closing stock price of the Company’s common stock for the ten (10) business days prior to the conversion grant date.

4.           Events of Default.  If any of the events of default specified in this Section shall occur, Holder may, so long as such condition declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

a.           Default in the payment of the principal or unpaid accrued interest of this Note when due and payable; or

b.           Filing of bankruptcy proceedings involving the Company.

5.           Successors and Assigns: Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Holder.

6.           Prepayment.  This Note may be prepaid in whole or in part, at any time, without the prior written consent of the Lender.

7.           Governing Law.  This agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California.  Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

8.           Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, and if addressed to the Company then at its principal place of business, or if addressed to the Holder, then the last known address on file with the Company.

9.           Heading; References.  The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

      10.          Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto in respect of the terms of this Note by the Holder and by the Company, superseding all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with Company or any of its officers, employees or agents.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first set forth above.

The “Holder”

By:
Name: Brian C. Quinn Netgain Financial, Inc.

The “Borrower”: Location Based Technologies, Inc.

By:
Name: Joseph F. Scalisi CDO & Co-President

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